UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2007

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida     000-28179   59-3404233

(State or other jurisdiction             (Commission File Number)  (IRS Employer

of incorporation)        Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.

Results of Operations and Financial Condition.

On April 2, 2007, the Registrant announced financial results for the year ended December 31, 2006.  A copy of the press release is attached hereto as an exhibit.

Item 7.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha
Abdul Ladha, Chief Executive Officer
Dated: April 2, 2007

Exhibit 99.1

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES 2006 FINANCIAL RESULTS

OJAI, CALIFORNIA – April 2, 2007 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today the results of operations for the year ended December 31, 2006.

FINANCIAL HIGHLIGHTS

The Company reported an increase in revenue of 41% from the previous year with revenue of $6,243,865 for the year ended December 31, 2006, compared to $4,428,912 in 2005.  Revenues from the Company’s liquidation services increased by 50% to $4,917,198 from the previous year, accounting for 78% of total revenues.  Revenues from the Company’s auction operations iCollector and NAALive grew over 70% and 100% respectively.

The Company also reported an increase in gross profit for 2006.  Gross profit for 2006 was $2,375,466 or 38% of total revenue for the year ended December 31, 2006, compared to $1,299,151 or 29% of total revenue for the year ended December 31, 2005.   The increase in gross profit as a percentage of revenue is a result of improved pricing and product offerings of the Company’s liquidation operations.  The increase also reflects the performance of the Company’s high-profit auction broadcasting services group, the growth of which outperformed the growth of the liquidation services groups.

The Company reported higher operating expenses for the year ended 2006.  The Company’s operating expenses totaled $2,816,617, or 45% of net revenues, for the year ended December 31, 2006 as compared to $1,738,215, or 39% of net revenues, for the year ended December 31, 2005.  The increase in operating expenses resulted primarily from an increase of $570,316 in commissions paid, due to the increase in the number of liquidation transactions and live auctions the Company facilitated.    Commissions totaled $863,736 or 31% of total operating expenses as compared to $293,420 or 17% of total operating expenses for the year ended December 31, 2005.  Management fees, salaries and benefits totaled $992,017 or 35% of the total operating expenses for the year ended December 31, 2006 as compared to $742,839 or 43% of the total operating expenses for the year ended December 31, 2005.  While management fees, salaries and benefits increased in absolute terms as the Company added more staff and established cash incentives to facilitate growth, this overhead cost as a percentage of revenues decreased.   Accounting and legal fees increased by $104,119.  This increase related primarily to the preparation or review of documents that relate to our property development and mortgage loan businesses and to the restatement of our financial statements.

The Company expects to adjust its commission structures in 2007 in to order reduce overall operating expenses.  The Company also expects the cost of its investor relations services in 2007 to increase significantly as it plans to increase its services to shareholders.

The Company reported net income of $167,233 for the year ended December 31, 2006 compared to net income of $437,182 in 2005.

The Company reported shareholders’ equity, defined as the carrying amount of the Company’s assets minus its liabilities, totaling $12,890,232 at December 31, 2006 compared to $12,789,331 at December 31, 2005.

OUTLOOK

Over the course of the past few years, Ableauctions has made significant progress towards accomplishing many of its objectives and milestones.   The Company had emerged with an impressive business model and has subsequently laid a solid foundation on which to build an exciting technology company going forward.  The Company has taken a distinctive position in the liquidation and live auction marketplace and is moving forward on an aggressive initiative to expand the Company’s live auction and liquidation businesses.

The Company’s objective is to become a leading provider of merchandising services through our auction and liquidation channels.  Management believes that the long term success in this area of its business depends on its continued innovation and integration of technologies and services for auctioneers and liquidators worldwide.  In order to accomplish this and maintain positive cash flow, the Company will continue to rely on revenues from its other operations and from its investments.  In 2006 the Company formed Axion Investment Corporation to manage and expand the Company’s investment business, including real property development and lending.  The return on these investments is expected to help support the development of its liquidation and auction businesses, including the development of new technologies for use by on-line businesses.

In 2006, the Company saw significant growth in its live auction services and it expects to attract some of the world’s leading auction houses and service providers to partner with it in delivering its technology and services.  The Company continues to develop innovative technology, that it continuously refines, enabling auction houses to broadcast auctions on the Internet.  It has established an experienced management team and board of directors, all dedicated to building a significant global technology company.

Looking forward, the Company plans to significantly increase its services to shareholders in 2007 and to continue to expand by partnering with, or by acquiring, companies that add breadth to its core competencies and enhance its business model.  Management will continuously look for new ways to produce revenue streams that will benefit the Company in years to come.

With innovative technology, good management and the support of its shareholders, management looks forward to achieving its goals in the coming years.

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

Company Contact

Mr. Lindsay Malcolm

Corporate Communications & Investor Relations

604-520-6708

lmalcolm@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements."   Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, loss of management personnel, an inability to obtain financing as and when we need it, competition from other on-line auction businesses, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.  E.&O.E.